UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2009
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33402	72-1252405
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On March 2, 2009, Trico Marine Services, Inc. (the “Company”) issued a press release reporting that it had received a notice from Kistefos AS, a stockholder of the Company (“Kistefos”), that Kistefos intends to nominate two individuals for election at the 2009 annual meeting of stockholders to serve on the Company’s Board of Directors, and submit two stockholder proposals at the meeting.
     Also on March 2, 2009, Joseph S. Compofelice, the Chairman and Chief Executive Officer of the Company, and Myles W. Scoggins, the Lead Director on the Company’s Board of Directors, sent a letter to Christen Sveaas, Chairman of the Board of Kistefos, and Åge Korsvold, Chief Executive Officer of Kistefos.
     A copy of the press release and the letter are furnished as Exhibits and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release dated March 2, 2009

99.2	Letter dated March 2, 2009 from Joseph S. Compofelice and Myles W. Scoggins to Christen Sveaas and Åge Korsvold

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 2, 2009

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
	Title:	Chief Administrative Officer, Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 2, 2009

99.2	Letter dated March 2, 2009 from Joseph S. Compofelice and Myles W. Scoggins to Christen Sveaas and Åge Korsvold